UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

BioSig Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

55 Greens Farms Road Westport, Connecticut	06880
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	BSGM	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2022, the Board of Directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) appointed Mr. John Sieckhaus as the Chief Operating Officer of the Company, whose employment commenced on March 21, 2022.

In connection with his appointment, Mr. Sieckhaus’s annual base salary will be $280,000, less applicable payroll deductions and tax withholdings. In addition, Mr. Sieckhaus will be eligible to receive an annual discretionary bonus as determined by the Compensation Committee of the Board in its sole discretion. Mr. Sieckhaus received a one-time signing bonus in the form of a grant of 50,000 fully vested shares of the Company’s common stock upon commencement of his employment, under the BioSig Technologies, Inc, 2012 Equity Incentive Plan (the “Plan”). Mr. Sieckhaus will additionally be awarded stock options to acquire up to 350,000 shares of the Company’s common stock, subject to the terms and conditions of the Plan and the Company’s standard form of stock option agreement previously approved for the purpose of granting such equity awards under the Plan. The options will be (i) granted on the tenth trading day following the date of Mr. Sieckhaus’s appointment (the “Grant Date”), (ii) have an exercise price equal to the arithmetic mean of the sale prices of the Company’s common stock (or the closing bids, if no sales are reported), for the ten trading days immediately preceding the Grant Date, and (iii) vest over three years, with 1/3 vesting on the first anniversary of the Grant Date and 2/3 vesting in substantially equal quarterly installments thereafter, in each case, provided that Mr. Sieckhaus has remained continuously employed by the Company through the applicable vesting date. Mr. Sieckhaus is also eligible to receive reimbursement for reasonable business expenses and to participate in customary employment benefits.

Mr. Sieckhaus, age 54, brings to the Company 30 years in the healthcare industry, including 21 years at St. Jude Medical and Abbott Laboratories (“Abbott”). During his tenure with St. Jude Medical, from January 1999 to January 2017, Mr. Sieckhaus held commercial leadership positions of rising responsibility, including U.S. National Sales Leader, Senior Vice President & General Manager when he led sales and customer relationship management activities in the United States across all cardiovascular product lines. Mr. Sieckhaus’s experience in building and leading high-performance teams, in addition to integrating multiple new and novel technologies and introducing them commercially, led to significant revenue growth for St. Jude Medical over his career. Most recently, from January 2017 until October 2020, Mr. Sieckhaus held the position of Vice President – Field Clinical Affairs for Abbott for the United States and CALA, where he created a world-class field clinical and monitoring team to support clinical trials across multiple business units within Abbott's Cardiovascular portfolio. Mr. Sieckhaus holds a Bachelor of Science degree in Biomedical Engineering from Johns Hopkins University.

There is no family relationship between Mr. Sieckhaus and any director or executive officer of the Company. There are no transactions between Mr. Sieckhaus and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 8.01         Other Events.

On March 16, 2022, the Company issued a press release announcing the appointment of Mr. Sieckhaus as the Company’s Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 16, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: March 22, 2022	By: /s/ Kenneth L. Londoner Name: Kenneth L. Londoner Title: Executive Chairman